Exhibit 99.1
Retail Ventures, Inc. Reports Third Quarter Operating Results
Columbus, Ohio, December 04, 2006 /PRNewswire/ — Retail Ventures, Inc. (NYSE: RVI) today announced its consolidated financial results for the third quarter ended October 28, 2006.
•	Net sales for the thirteen-week period ended October 28, 2006 increased 5.6% to $787.6 million from $746.1 million for the quarter ended October 29, 2005, a $41.5 million increase over the prior year’s thirteen-week period. The Company’s comparable store sales for the thirteen-week period increased 2.3% when compared to the same period last year.

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28,	October 29,	October 28,	October 29,
	2006	2005	2006	2005
Total Sales (in thousands):
Value City Department Stores	$341,205	$341,687	$945,994	$954,312
DSW	332,219	302,240	950,008	860,257
Filene’s Basement	114,195	102,174	297,638	278,311

	$787,619	$746,101	$2,193,640	$2,092,880

Comparable Sales Percentage:
Value City Department Stores	1.4%	(1.0)%	0.6%	(4.6)%
DSW	2.6	3.5	3.0	3.7
Filene’s Basement	4.5	2.1	4.8	1.9

	2.3%	1.0%	2.1%	(0.9)%

•	The net loss for the quarter was $34.1 million, or $0.72 per share on a diluted basis, compared to a net income of $56.4 million, or $0.92 per share on a diluted basis in the third quarter last year.
The Company believes the non-cash accounting charge associated with the change in fair value of derivative instruments is not directly related to its retail operations and is therefore providing supplemental adjusted results that exclude this item. This non-GAAP financial measure should facilitate analysis by investors and others who follow the Company’s financial performance. A reconciliation of non-GAAP results follows:

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28,	October 29,	October 28,	October 29,
	2006	2005	2006	2005
	(in thousands)
Operating (loss) profit:
Non GAAP operating profit (loss)	$15,782	$(5,142)	$42,263	$(16,756)
Change in fair value of derivatives	(30,574)	66,997	(110,726)	(70,586)

GAAP operating (loss) profit	$(14,792)	$61,855	$(68,463)	$(87,342)

	Thirteen weeks ended		Thirty-nine weeks ended
	October 28,	October 29,	October 28,	October 29,
	2006	2005	2006	2005
	(in thousands, except per share amounts)
Net (loss) income:
Non GAAP net loss	$(3,500)	$(10,597)	$(4,297)	$(41,724)
Change in fair value of derivatives	(30,574)	66,997	(110,726)	(70,586)

GAAP net (loss) income	$(34,074)	$56,400	$(115,023)	$(112,310)

Diluted (loss) income per share:
Non GAAP diluted loss per share	$(0.07)	$(0.17)	$(0.09)	$(1.09)
Change in fair value of derivatives	(0.65)	1.09	(2.50)	(1.85)

GAAP diluted (loss) income per share	$(0.72)	$0.92	$(2.59)	$(2.94)

Retail Ventures, Inc. is a leading off-price retailer operating as of October 28, 2006, 113 Value City Department Stores in the Midwest, mid-Atlantic and southeastern United States, 30 Filene’s Basement stores in major metropolitan areas in the Northeast and Midwest and 215 better-branded DSW stores in major metropolitan areas throughout the country. DSW also supplies shoes, under supply arrangements, to 225 locations for other non-related retailers in the United States.
Webcast and Conference Call
To hear the Company’s live third quarter earnings conference call, log on to www.retailventuresinc.com at 5:00 p.m. ET on Monday, December 4, 2006. To hear a replay of the earnings call, which will be available approximately four hours after the conference call ends, dial 1-866-206-0173, followed by pin number 194497#. An audio replay of the conference call, as well as additional financial information, will also be available at www.retailventuresinc.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical or current facts are forward-looking statements. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that could cause our future financial performance in fiscal 2006 and beyond to differ materially from those expressed or implied in any such forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of the Company’s latest quarterly or annual report, as filed with the SEC. These risks and uncertainties include, without limitation: decline in demand for our merchandise, our ability to achieve our business plans, expected cash flow from operations, vendors and their factor relations, flow of merchandise, compliance with our credit agreements, our ability to strengthen our liquidity and increase our credit availability, the availability of desirable store locations on suitable terms, changes in consumer spending patterns, marketing strategies, consumer preferences and overall economic conditions, the impact of competition and pricing, changes in weather patterns, seasonality of operations, changes in fuel and energy costs, changes in existing or potential duties, tariffs or quotas, paper and printing costs, the ability to hire and train associates, development of management information systems and other factors. Management undertakes no obligation to revise these forward-looking statements included in this press release to reflect any future events or circumstances.
SOURCE: Retail Ventures, Inc.
Contact: Jim McGrady, Chief Financial Officer — (614) 478-2208

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	October 28,	January 28,	October 29,
	2006	2006	2005
ASSETS
Cash and equivalents	$184,026	$138,731	$78,778
Restricted cash	500
Short-term investments	75,350
Accounts receivable, net	26,515	19,696	48,353
Inventories	643,976	491,867	617,903
Prepaid expenses and other assets	33,442	26,814	28,830
Deferred income taxes	85,780	66,581	56,284

Total current assets	1,049,589	743,689	830,148

Property and equipment, net	266,907	269,126	276,841

Goodwill	25,899	25,899	25,899
Tradenames and other intangibles, net	36,034	39,217	40,278
Deferred income taxes and other assets	11,493	8,643	8,887

Total assets	$1,389,922	$1,086,574	$1,182,053

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, net	$317,664	$226,345	$272,681
Accrued expenses:	193,328	161,357	187,461
Warrant liability	174,267	170,403	96,780
Current maturities of long-term obligations	715	623	634

Total current liabilities	685,974	558,728	557,556

Long-term obligations, net of current maturities	271,033	165,995	198,652
Conversion feature of long-term debt	39,673
Other noncurrent liabilities	101,011	87,080	87,564
Deferred income taxes	42,624	45,829	43,852
Minority interest	131,859	112,396	108,626
Total shareholders’ equity	117,748	116,546	185,803

Total liabilities and shareholders’ equity	$1,389,922	$1,086,574	$1,182,053

RETAIL VENTURES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks Ended		Thirty-nine-weeks ended
	October 28,	October 29,	October 28,	October 29,
	2006	2005	2006	2005
Net sales	$787,619	$746,101	$2,193,640	$2,092,880
Cost of sales	(472,090)	(462,397)	(1,312,535)	(1,281,412)

Gross profit	315,529	283,704	881,105	811,468
Selling, general and administrative expenses	(301,939)	(290,439)	(844,256)	(835,328)
Change in fair value of derivative instruments	(30,574)	66,997	(110,726)	(70,586)
License fees and other income	2,192	1,593	5,414	7,104

Operating (loss) profit	(14,792)	61,855	(68,463)	(87,342)
Interest expense, net	(9,962)	(3,245)	(14,797)	(23,314)

(Loss) income before income taxes and minority interest	(24,754)	58,610	(83,260)	(110,656)
(Provision) benefit for income taxes	(3,411)	1,812	(13,730)	1,645

(Loss) income before minority interest	(28,165)	60,422	(96,990)	(109,011)
Minority interest	(5,909)	(4,022)	(18,033)	(3,299)

Net (loss) income	$(34,074)	$56,400	$(115,023)	$(112,310)

Basic (loss) income per share	$(0.72)	$1.43	$(2.59)	$(2.94)
Diluted (loss) income per share	$(0.72)	$0.92	$(2.59)	$(2.94)

Basic shares used in calculation	47,053	39,479	44,376	38,227
Diluted shares used in calculation	47,053	61,514	44,376	38,227

Same store sales:
Value City Department Stores	1.4%	(1.0)%	0.6%	(4.6)%
DSW	2.6	3.5	3.0	3.7
Filene’s Basement	4.5	2.1	4.8	1.9

Total	2.3%	1.0%	2.1%	(0.9)%

Store and supply arrangement locations count at end of period:
Stores:
Value City Department Stores			113	114
DSW			215	197
Filene’s Basement			30	27

			358	338
Supply arrangement locations			225	211

Total			583	549

SOURCE: Retail Ventures, Inc.